As filed with the U.S. Securities and Exchange Commission on January 20, 2010

Registration No. 333-162325

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________________

KIT digital, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	11-3447894
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

168 Fifth Avenue, Suite 301
New York, New York 10010
+1 (212) 661-4111
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive
Offices)

Kaleil Isaza Tuzman
Chairman and Chief Executive Officer
KIT digital, Inc.
168 Fifth Avenue, Suite 301
New York, New York 10010
+1 (646) 502-7484
(Name, Address, including Zip Code, and Telephone
Number, including Area Code, of Agent for Service)

Copy to:
Spencer G. Feldman, Esq.
Greenberg Traurig, LLP
MetLife Building
200 Park Avenue – 15th Floor
New York, New York 10166
Tel: +1 (212) 801-9200; Fax: +1 (212) 801-6400

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑  333-162325

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $0.0001 par value	6,000,000 Shares	-	$6,000,000	$427.80

(1)	Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Registration Statement on Form S-3 is being filed with respect to the registration of 6,000,000 additional shares of common stock, par value $0.0001 per share, of KIT digital, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  This Registration Statement relates to the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-162325) (the “Prior Registration Statement”), initially filed by the Registrant on October 5, 2009, and declared effective by the U.S. Securities and Exchange Commission on October 13, 2009.  The required opinion of counsel and related consent and accountants’ consent are attached hereto and filed herewith.  Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement on Form S-3, File No. 333-162325, are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit Number	Description

5.1	Opinion of Greenberg Traurig, LLP.

23.1	Consent of MSPC.

23.2	Consent of Greenberg Traurig, LLP (included in the opinion filed as Exhibit 5.1).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on January 20, 2010.

KIT DIGITAL, INC.

By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer
(principal executive officer)

By:	/s/ Robin Smyth
Robin Smyth
Chief Financial Officer
(principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	/s/ Kaleil Isaza Tuzman	Chairman and Chief Executive Officer	January 20, 2010
	Kaleil Isaza Tuzman	(principal executive officer)

	/s/ Gavin Campion*	President and Director	January 20, 2010
Gavin Campion

	/s/ Robin Smyth*	Chief Financial Officer (principal	January 20, 2010
	Robin Smyth	financial and accounting officer) and Director

	/s/ Kamal El- Tayara*	Director	January 20, 2010
Kamal El-Tayara

	/s/ Steven G. Felsher*	Director	January 20, 2010
Steven G. Felsher

	/s/ Daniel W. Hart*	Director	January 20, 2010
Daniel W. Hart

	/s/ Lars Kroijer*	Director	January 20, 2010
Lars Kroijer

	/s/ Wayne Walker*	Director	January 20, 2010
Wayne Walker

*By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Attorney-in-Fact